Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$312,557,801
Unrealized Gain (Loss) on Market Value of Futures	(321,875,250)
Dividend Income	6,135
Interest Income	111,280
ETF Transaction Fees	29,000
Total Income (Loss)	$(9,171,034)

Expenses
General Partner Management Fees	$971,567
Brokerage Commissions	348,258
Professional Fees	80,335
NYMEX License Fee	32,386
SEC & FINRA Registration Expense	27,583
Non-interested Directors' Fees and Expenses	16,713
Prepaid Insurance Expense	8,269
Total Expenses	$1,485,111
Net Income (Loss)	$(10,656,145)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/15	$2,812,855,605
Additions (20,800,000 Shares)	416,476,849
Withdrawals (39,900,000 Shares)	(812,726,352)
Net Income (Loss)	(10,656,145)

Net Asset Value End of Month	$2,405,949,957
Net Asset Value Per Share (118,100,000 Shares)	$20.37

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612